 Exhibit 99.1

IZI HOLDINGS, LLC

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2010 AND 2009

AND FOR THE YEAR ENDED DECEMBER 31, 2010 AND

THE PERIOD MARCH 26, 2009 (DATE OF INCEPTION)

TO DECEMBER 31, 2009

WITH

INDEPENDENT AUDITORS’ REPORT

IZI HOLDINGS, LLC.

Table of Contents

Page Number

Independent Auditors’ Report	1

Financial Statements:

Consolidated Balance Sheets	2

Consolidated Statements of Income	3

Consolidated Statements of Changes in Members’ Equity	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6 - 15

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Management Board

IZI Holdings, LLC

Baltimore, Maryland

We have audited the accompanying consolidated balance sheets of IZI Holdings, LLC (a Delaware corporation) (the Company) as of December 31, 2010 and 2009, and the related consolidated statements of income, changes in members’ equity and cash flows for the year ended December 31, 2010 and the period March 26, 2009 (date of inception) to December 31, 2009. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IZI Holdings, LLC as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the year ended December 31, 2010 and the period March 26, 2009 (date of inception) to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Successor to the practice of CCR LLP

Westborough, Massachusetts

June 7, 2011

IZI HOLDINGS, LLC

Consolidated Balance Sheets

December 31, 2011 and 2009

Assets

	2010	2009
Current assets
Cash	$1,495,923	$1,295,642
Accounts receivable, net	1,840,533	2,195,020
Inventories, net	897,872	387,182
Prepaid expenses	141,920	72,273
	4,376,248	3,950,117

Property and equipment, net	1,699,391	1,737,299

Other assets
Goodwill	47,072,620	47,072,620
Security deposit	23,608	--
Deferred financing fees, net	402,704	526,616
	47,498,932	47,599,236

Total assets	$53,574,571	$53,286,652

Liabilities and Members’ Equity

Current liabilities
Current maturities of long-term debt	$1,100,000	$800,000
Commissions payable	1,418,889	1,329,951
Accrued expenses and other current liabilities	1,348,971	832,942
Distribution payable	723,849	451,920
Accounts payable	167,498	171,448
	4,759,207	3,586,261

Long-term debt, net of current maturities	20,069,839	21,258,229
Long-term subordinated debt	5,267,000	5,267,000

Total liabilities	30,096,046	30,111,490

Members’ equity
25,208,617 units authorized,
23,128,907 units issued and outstanding	23,478,525	23,175,162

Total liabilities and members’ equity	$53,574,571	$53,286,652

See notes to consolidated financial statements

IZI HOLDINGS, LLC

Consolidated Statements of Income

For the Year Ended December 31, 2010 and the

Period March 26, 2009 (Date of Inception) to December 31, 2009

	2010	2009

Sales, net	$18,510,540	$12,251,551

Cost of sales	2,927,632	1,371,541

Gross profit	15,582,908	10,880,010

Operating expenses
Selling	8,155,931	5,297,962
General and administrative	2,020,591	1,142,480
Research and development	147,253	78,425
	10,323,775	6,518,867

Operating income	5,259,133	4,361,143

Other income (expense)
Interest expense, net	(4,474,614)	(3,423,561)
Loss on sale of property and equipment	(60,725)	--
Other income	1,498	1,745
	(4,533,841)	(3,421,816)

Net income	$725,292	$939,327

See notes to consolidated financial statements

IZI HOLDINGS, LLC

Consolidated Statements of Changes in Members’ Equity

For the Year Ended December 31, 2010 and the

Period March 26, 2009 (Date of Inception) to December 31, 2009

	Member Units, No Par Value
	Preferred Units		Common Units
	Number of Units Outstanding	Amount	Number of Units Outstanding	Amount	Retained Earnings	Total Members’ Equity

Balance, March 26, 2009	--	$--	--	$--	$--	$--

Units issued at acquisition	15,720,755	15,720,755	6,967,000	6,967,000	--	22,687,755

Distributions	--	--	--	--	(451,920)	(451,920)

Net income	--	--	--	--	939,327	939,327

Balance, December 31, 2009	15,720,755	15,720,755	6,967,000	6,967,000	487,407	23,175,162

Distributions	--	--	--	--	(421,929)	(421,929)

Net income	--	--	--	--	725,292	725,292

Balance, December 31, 2010	15,720,755	$15,720,755	6,967,000	$6,967,000	$790,770	$23,478,525

See notes to consolidated financial statements

IZI HOLDINGS, LLC

Consolidated Statements of Cash Flows

For the Year Ended December 31, 2010 and the

Period March 26, 2009 (Date of Inception) to December 31, 2009

	2010	2009
Cash flows from operating activities
Net income	$725,292	$939,327
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	699,613	188,949
Capitalized interest on long-term debt	171,079	43,917
Loss on sale of property and equipment	60,725	1,235
Changes in operating assets and liabilities, net of assets acquired:
(Increase) decrease in: Accounts receivable, net	354,487	(388,149)
Inventories, net	(510,690)	7,394
Prepaid expenses	(69,647)	3,179
Security deposit	(23,608)	--
Increase (decrease) in:
Commissions payable	88,938	(38,774)
Accounts payable	(3,950)	(91,777)
Accrued expenses and other current liabilities	516,029	787,816
Net cash provided by operating activities	2,008,268	1,453,117

Cash flows from investing activities
Acquisition of assets, net	--	(50,101,000)
Acquisition of property and equipment	(509,162)	(413,224)
Proceeds from sale of property and equipment	1,400	1,994
Net cash used for investing activities	(507,762)	(50,512,230)

Cash flows from financing activities
Proceeds from long-term debt	--	27,867,000
Capital contributions	--	22,687,755
Payments on long-term debt	(1,150,225)	(200,000)
Distributions to members	(150,000)	--
Net cash (used for) provided by financing activities	(1,300,225)	50,354,755

Net increase in cash and cash equivalents	200,281	1,295,642
Cash – beginning	1,295,642	--
Cash – ending	$1,495,923	$1,295,642

Supplemental disclosures of cash flows information
Cash paid during the year for:
Interest	$4,151,539	$2,777,664

See notes to consolidated financial statements

IZI HOLDINGS, LLC.

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2010 and the

Period March 26, 2009 (Date of Inception) to December 31, 2009

1.   Nature of Operations

IZI Holdings, LLC, and its wholly owned subsidiary IZI, LLC (collectively, the Company), are engaged in the manufacturing of medical imaging accessories, including high quality, low cost, versatile reference markers that aid technicians and physicians in the fields of radiology, radiation therapy, and surgery.

2.   Acquisition and Basis of Presentation

IZI Holdings, LLC was formed for the purpose of acquiring 100% of the assets of IZI, LLC on March 31, 2009. The acquisition allowed the Company to expand its geographic reach, customer base, and manufacturing capabilities.

The total cost of the acquisition was $50,101,000, which includes the purchase price less acquisition costs of $2,500,000. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

March 31, 2009
Current assets	$ 2,701,899
Property and equipment	1,420,848
Intangible assets	619,550
Goodwill	47,072,620
51,814,917
Less: Liabilities assumed	1,713,917
$ 50,101,000

The acquired assets and liabilities shown above have been netted from the balance sheet account changes in the consolidated statement of cash flows for the period ended December 31, 2009.

The transaction includes an opportunity for additional consideration if the Company achieves certain financial performance thresholds through the year 2013, as defined in the purchase agreement. Based on the Company’s assessment of the probability of reaching the financial performance thresholds no liability has been recorded.

The 2009 comparative information was adjusted to decrease the fair value of property and equipment and goodwill at the acquisition date by $69,728, to reflect the fair value of property and equipment acquired.

On March 31, 2009 IZI Holdings, Inc., an entity affiliated through common ownership, issued a subordinated promissory note to the Company in the amount of $5,267,000. The promissory note is due on March 31, 2015 and incurs interest at a fixed rate of 14% per annum which is payable quarterly, in arrears, on or before the 15th day after the end of each fiscal quarter. At December 31, 2010 and 2009 the principal balance outstanding was $5,267,000.

Continued--

IZI HOLDINGS, LLC.

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2010 and the

Period March 26, 2009 (Date of Inception) to December 31, 2009

3.   Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of IZI Holdings, LLC and its wholly owned subsidiary, IZI, LLC. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Significant accounting estimates made by management of the Company include impairment of goodwill and allowances for doubtful accounts and inventory obsolescence. Accounting estimates are adjusted periodically by management to mitigate existing or anticipated economic changes which affect or may affect the Company’s consolidated financial statements.

Reclassifications

Certain amounts in the accompanying 2009 consolidated financial statements have been reclassified to confirm to the current year presentation. The reclassification had no effect on the 2009 net income as previously reported.

Cash Equivalents

Cash equivalents consist of highly liquid instruments with maturities of three months or less when purchased. The Company did not have cash equivalents at December 31, 2010 and 2009.

Inventories

Inventories consist of raw materials, work-in-process, and finished goods and are stated at the lower of cost or market value determined on a first-in, first-out basis. The Company maintains an allowance for slow moving and obsolete inventories.

Property and Equipment, Depreciation and Amortization

Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method at rates sufficient to write off the cost of the applicable assets over their estimated useful lives. Leasehold improvements are amortized over the shorter of the estimated useful lives of the assets or the remaining lease term.

Continued--

IZI HOLDINGS, LLC.

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2010 and the

Period March 26, 2009 (Date of Inception) to December 31, 2009

3.   Summary of Significant Accounting Policies (Continued)

Income Taxes

The members of IZI Holdings, LLC have elected to have the entity taxed as a partnership. As such the Company is not a tax paying entity for federal or state income tax purposes and thus no income tax expense has been recorded in the financial statements. All taxable income (loss) and tax credits are reflected in the income tax returns of the members. Generally, distributions are paid to members by the Company in amounts sufficient to enable members to meet their income tax obligations related to Company taxable income.

The Company’s income tax returns are subject to examination by the appropriate taxing jurisdictions. As of December 31, 2010, the Company’s federal and state tax returns generally remain open for the last three years.

Goodwill and Deferred Financing Costs

Goodwill represents the excess of the cost over fair value of the net assets acquired at the date of acquisition. Generally accepted accounting principles require that goodwill be tested for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Any resulting goodwill impairment should be charged to operations.

The Company tested the goodwill balance for impairment at December 31, 2010 and 2009 and determined that no material impairment existed. Management used a discounted cash flow model as a measurement of the Company’s fair value of assets, including goodwill, and liabilities. Forecasted cash flows were based on numerous assumptions used by management, such as revenue growth, margins and asset management. The estimates of expected cash flows required management to make significant judgments regarding future periods that are subject to some factors outside of management’s control.

Costs incurred to obtain debt financing are capitalized as deferred financing costs and amortized on a straight-line basis over the term of the related debt. Amortization expense of deferred financing costs totaled $123,912 and $92,934 for the year ended December 31, 2010 and the period March 26, 2009 (date of inception) to December 31, 2009, respectively.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable and cash. At December 31, 2010 there were no accounts payable concentrations. At December 31, 2009 one customer accounted for 12% of accounts receivable. For the year ended December 31, 2010 and the period March 26, 2009 (date of inception) to December 31, 2009 one customer accounted for 12.3% and 10% of revenues and one vendor accounted for 23% and 25% of purchases, respectively.

Continued--

IZI HOLDINGS, LLC.

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2010 and the

Period March 26, 2009 (Date of Inception) to December 31, 2009

3.    Summary of Significant Accounting Policies (Continued)

Concentrations of Credit Risk (Continued)

The Company maintains its cash in bank deposit accounts that at times exceed federally insured limits. The Company periodically reviews the financial stability of institutions holding its accounts, and does not believe it is exposed to any significant risk on cash.

Revenue Recognition

The Company recognizes revenue upon product shipment, provided that a purchase order has been received or a contract has been executed, there are no uncertainties regarding customer acceptance, the sales price is fixed and determinable and collection is deemed probable.

Advertising

Advertising costs are charged to operations as incurred. Advertising expense was $296,711 and $52,050 for the year ended December 31, 2010 and the period March 26, 2009 (date of inception) to December 31, 2009, respectively.

Shipping and Handling Costs

The Company’s policy is to include shipping and handling costs in cost of sales in the consolidated statement of income.

Research and Development

Research and development costs are charged to operations as incurred.

Fair Value Accounting

Financial instruments primarily consist of cash, accounts receivable and accounts payable. As of December 31, 2010 and 2009 the carrying amounts of these instruments are historical cost which, due to the short maturity of these instruments, approximates their fair values. The estimated fair values have been determined from information obtained from market sources and management estimates.

ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1 – Valued based on unadjusted quoted market prices in active markets that are accessible at the measurement date for identical assets or liabilities. No assets or liabilities are currently valued based on Level 1 inputs.

Continued--

IZI HOLDINGS, LLC.

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2010 and the

Period March 26, 2009 (Date of Inception) to December 31, 2009

3.   Summary of Significant Accounting Policies (Continued)

Fair Value Accounting (Continued)

Level 2 – Valued based on either quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability. No assets or liabilities are currently valued based on Level 2 inputs.

Level 3 – Valued at prices or valuation techniques that require inputs that are both significant to fair value measurement and unobservable (supported by little or no market activity). No assets or liabilities are currently valued based on Level 3 inputs.

Presentation of Sales Tax

Most of the Company’s customers are exempt from paying sales tax. Various states impose a sales tax on the Company’s sales to non-exempt customers. The Company’s policy is to exclude the tax collected and remitted to states from revenues and expenses. There was no sales tax collected from customers during 2010 and 2009.

Subsequent Events

Subsequent events were evaluated through June 7, 2011, which is the date the financial statements were available to be issued.

4.   Accounts Receivable

Accounts receivable are presented net of an allowance for doubtful collections of $8,164 and $11,376 at December 31, 2010 and 2009, respectively. In determining this allowance, objective evidence that a single receivable is uncollectible as well as a historical pattern of collections of accounts receivable that indicates the entire face amount of a portfolio of accounts receivable may not be collectible is considered at each consolidated balance sheet date.

5.   Inventories

Inventories consist of the following as of December 31, 2010 and 2009:

	2010	2009
Raw materials	$ 618,032	$ 339,415
Work in process	89,236	53,677
Finished goods	223,510	34,583
	930,778	427,675
Less: Inventory allowances	32,906	40,493
	$ 897,872	$ 387,182

Continued--

IZI HOLDINGS, LLC.

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2010 and the

Period March 26, 2009 (Date of Inception) to December 31, 2009

6.   Property and Equipment

Property and equipment consist of the following as of December 31, 2010 and 2009:

	2010	2009
Machinery and equipment	$ 1,923,534	$ 1,604,927
Autos and trucks	12,283	12,283
Office equipment	156,961	96,183
Leasehold improvements	77,122	51,585
Furniture and fixtures	141,968	54,703
	2,311,868	1,819,681
Less: Accumulated depreciation	612,477	82,382
	$ 1,699,391	$ 1,737,299

7.   Revolving Line of Credit

On March 31, 2009 the Company entered into a line of credit agreement which provides for advances of up to $2,500,000. All borrowings are collateralized by a security interest in substantially all assets of the Company. The line of credit facility will mature in March 2014 and has an interest rate of 10% per annum. There were no borrowings during the year ended December 31, 2010 and the period ended December 31, 2009. There were no amounts outstanding on the revolving line of credit at December 31, 2010 and 2009.

8.   Long-Term Debt

On March 31, 2009 the Company entered into a Term Loan A Facility agreement (Term Loan A) with a lender in the amount of $5,600,000. Term Loan A is due in 18 quarterly payments of between $200,000 and $500,000, beginning during the fourth quarter of 2009. Interest is calculated at a fixed rate of 12% per annum which is payable, in arrears, on the first business day of each month. The note matures in March 2014 and is secured by substantially all assets of the Company. At December 31, 2010 and 2009 the principal balance outstanding was $4,249,775 and $5,400,000, respectively.

Continued--

IZI HOLDINGS, LLC.

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2010 and the

Period March 26, 2009 (Date of Inception) to December 31, 2009

8.   Long-Term Debt (Continued)

On March 31, 2009 the Company entered into a Term Loan B Facility agreement (Term Loan B) with a lender in the amount of $17,000,000. Term Loan B is due on March 31, 2014. Interest is calculated at rate of 13% per annum which is payable, in arrears, on the first business day of each month, commencing on May 1, 2009. The note also accrues payment-in-kind (PIK) interest at a rate of 3% per annum which is payable, in arrears, on the first business day of each month. If unpaid, the monthly PIK interest amount will be viewed as an increase to Term Loan B principal and will be included in the calculation of Term Loan B interest. Capitalized PIK interest at December 31, 2010 and 2009 was $214,996 and $43,917, respectively. The note is due in March 2014 and is secured by substantially all assets of the Company. At December 31, 2010 and 2009 the principal balance outstanding was $17,214,996 and $17,043,917, respectively.

In conjunction with the debt the Company issued 453,755 preferred shares to the lender as an incentive to issue the debt. The value of $453,755 was recorded as a debt discount and is amortized to interest expense over the life of the debt. Interest expense related to debt discount was $90,756 and $68,059 for the year ended December 31, 2010 and the period ended December 31, 2009. At December 31, 2010 the unamortized discount equaled $294,932.

The Company’s debt agreements contain certain financial and non-financial covenants, which include maintaining certain earnings and leverage ratios. At December 31, 2010, the Company was not in compliance with the financial covenants of its debt, however the bank waived the existing events of default, including its right to charge interest at the default rate.

Aggregate maturities of long-term debt for years subsequent to December 31, 2010 are as follows:

Year ending	Term	Term
December 31,	Loan A	Loan B
2011	$ 1,100,000	$ -
2012	1,500,000	-
2013	1,649,775	-
2014	-	17,214,996
	$ 4,249,775	$ 17,214,996

Continued--

IZI HOLDINGS, LLC.

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2010 and the

Period March 26, 2009 (Date of Inception) to December 31, 2009

9.   Related Party Transactions

On March 31, 2009 the Company entered into a management services agreement with its majority member for management, consulting and financial advising services. Charges for these services for the year ended December 31, 2010 and the period March 26, 2009 (date of inception) to December 31, 2009 were $533,969 and $392,831, respectively. The amount owed to the member at December 31, 2010 and 2009 was $130,000 and $125,000, respectively.

On March 31, 2009 the Company entered an agreement to lease office space from an entity affiliated by common ownership. The Company terminated the lease during November 2010 to move into a new facility. Rent expense for the year ended December 31, 2010 and the period March 26, 2009 (date of inception) to December 31, 2009 was $123,443 and $117,989, respectively.

10. Unit-Based Compensation

During the period ended December 31, 2009 the Company adopted the Unit Restriction Agreement, which provides for the issuance of restricted units. The maximum number of units allowable for issuance under the Agreement is 2,520,862. The restricted unit grants generally vest over five years.

The units vest ratably over a five year period, on the anniversary date of each Agreement, as long as the employee is employed by the Company. If employment is terminated for any reason, the Company has the right to purchase any or all of the then vested units from the employee at the fair market value of the units, as determined by the Management Board. In the event of a qualifying liquidity event, in accordance with the Limited Liability Company Agreement of the Company, 100% of the units shall become vested. The unit price under the Agreement is not less than the fair market value on the date of the grant and the units have a distribution threshold equal to the fair value at the date of grant, therefore the Company has not recorded any additional compensation related to the issuance of the units.

Continued --

IZI HOLDINGS, LLC.

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2010 and the

Period March 26, 2009 (Date of Inception) to December 31, 2009

10. Unit-Based Compensation (Continued)

The following table sets forth the restricted unit transactions for 2010 and 2009:

	Non Vested Restricted Units
	Number of Shares	Weighted Average Grant Date Fair Value

Outstanding March 26, 2009	--	$--
Granted	126,043	--
Vesting of restricted units	--	--
Outstanding December 31, 2009	126,043	--

Granted	441,152	--
Forfeited	(100,834)	--
Vesting of restricted units	(25,209)	--
Outstanding December 31, 2010	441,152	$--

During the year ended December 31, 2010, the Company repurchased 25,209 vested units from a terminated employee. The vested units were valued at $1.15 at the date of repurchase and a charge of $3,781 was recorded as compensation expense which represented the intrinsic value on the date of repurchase. At December 31, 2010 and 2009 there were no vested units outstanding.

11.  Benefit Plans

The Company sponsors a 401(k) defined contribution plan covering all full time eligible employees that elect to participate. Participants can elect to defer up to the maximum allowed under the Internal Revenue Code. The Company has the option to make a matching contribution of 5% of the respective employees’ compensation, and to make a discretionary profit sharing contribution. Participants are fully vested in their contributions to the plan.

The Company charged $79,391 and $51,238 to expense related to matching contributions during the year ended December 31, 2010 and the period March 26, 2009 to December 31, 2009, respectively. There was no discretionary profit sharing contribution for 2010 and 2009.

Continued--

IZI HOLDINGS, LLC.

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2010 and the

Period March 26, 2009 (Date of Inception) to December 31, 2009

12.  Contingencies

In the ordinary course of business the Company is a defendant in various claims and legal proceedings. It is the opinion of management that the outcome of these matters will not have a material effect on the financial position of the Company.

13.  Operating Lease

During 2010 the Company entered into a lease for a manufacturing facility under which expires in December 2020.

Future minimum lease payments are as follows:

Year ending December 31,
2011	$ 283,290
2012	291,789
2013	300,542
2014	309,559
2015	318,845
Thereafter	1,732,811
$ 3,236,836

For the year ended December 31, 2010 rent expense under this operating lease was $154,135.